UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Guess?, Inc. (the “Company”) issued a press release on April 3, 2025 announcing its financial results for the quarter and fiscal year ended February 1, 2025. A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

The information in this Item 2.02 of Form 8-K is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

Dennis Secor currently serves the Company as its Interim Chief Financial Officer. In connection with his appointment as Interim Chief Financial Officer in August 2024, the Company entered into an employment agreement with Mr. Secor dated August 18, 2024 (the “Secor Employment Agreement”), all as disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 19, 2024. Pursuant to the Secor Employment Agreement, the term of Mr. Secor’s service as Interim Chief Financial Officer was scheduled to end on March 31, 2025. On March 31, 2025, the Company entered into an amendment of the Secor Employment Agreement with Mr. Secor (the “Amendment”). The Amendment is described in more detail below and includes a provision for Mr. Secor to continue to serve as the Company’s Interim Chief Financial Officer through the date on which the Company files its Quarterly Report on Form 10-Q for the first quarter of its current fiscal year with the SEC (the “First Quarter 10-Q Filing Date,” which is expected to be in June 2025).

On March 31, 2025, the Company’s Board of Directors (the “Board”) appointed Alberto Toni to succeed Mr. Secor as the Company’s Chief Financial Officer effective as of the day immediately following the First Quarter 10-Q Filing Date. In connection with such appointment, Mr. Toni entered into an Employment Agreement with Guess? Europe Sagl (“Guess? Europe”), a wholly-owned subsidiary of the Company (such Employment Agreement, the “Toni Employment Agreement”). The Toni Employment Agreement is described in more detail below.

Mr. Toni, age 57, joins the Company from Flos B&B Italia Group S.p.A., an international design company, where he has served as Chief Financial Officer since May 2023. Prior to this role, Mr. Toni served as Chief Financial Officer of Bata SA, a global retail footwear company, from July 2016 to April 2023. Mr. Toni has also served as Chief Financial Officer of Deoleo SA, a multinational food company, from June 2015 to June 2016 and for 17 years in several roles in various branches of Heineken, an international brewing company, including most recently as Senior Finance Director, Heineken Western Europe Region from September 2013 to June 2015 and VP Finance, Heineken Brasil from May 2010 to August 2013. Mr. Toni is a chartered accountant and certified tax advisor and received his Bachelor’s Degree in Economics from Università Cattolica del Sacro Cuore of Milan (Italy).

There are no arrangements or understandings between Mr. Toni and any other persons pursuant to which Mr. Toni was appointed as an officer of the Company. There are no family relationships between Mr. Toni and any director or executive officer of the Company. Mr. Toni does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In his capacity as the Company’s Chief Financial Officer, Mr. Toni will be the Company’s “principal financial officer” when he succeeds Mr. Secor in that position.

Amendment of Dennis Secor's Employment Agreement

The Amendment extends the period of time Mr. Secor will be employed with the Company until September 12, 2025, subject to earlier termination as provided in the Secor Employment Agreement. The Amendment also provides that Mr. Secor will serve the Company as its Interim Chief Financial Officer until the First Quarter 10-Q Filing Date or, if earlier, July 31, 2025, the termination of his employment with the Company, or such other date as the Board may determine.

The Amendment provides that Mr. Secor will continue to be paid a salary at the rate currently in effect ($750,000 annually) through July 31, 2025, and that his annual rate of base salary for the remaining portion of his employment term after that date will be $240,000.

The Amendment provides Mr. Secor with two new retention bonus opportunities: (1) $225,000 subject to his employment through June 13, 2025, and (2) $50,000 subject to his employment through September 12, 2025. If Mr. Secor’s employment with the Company ends before the amended expiration date of his period of employment due to his death or disability, he will be entitled to a pro-rata portion of these retention bonus amounts (if not otherwise earned). If Mr. Secor’s employment with the Company ends before the amended expiration date of his period of employment due to a termination by the Company without “Cause” (as defined in the Secor Employment Agreement), or by Mr. Secor for “Good Reason” (as defined in the Secor Employment Agreement), he will be entitled to full payment of these retention bonus amounts (if not otherwise earned).

Employment Agreement with Alberto Toni

The Toni Employment Agreement provides that, effective June 2, 2025, Mr. Toni will be employed by Guess? Europe as Chief Financial Officer, Guess? Europe, and that he will be appointed as the Company’s Chief Financial Officer within thirty days after his first day of employment with Guess? Europe. The Toni Employment Agreement does not have a specific term and generally may be terminated by either party on three months’ notice. The Toni Employment Agreement provides that Mr. Toni will be based out of the Company’s headquarters in Switzerland and, while Mr. Toni is employed with Guess? Europe, he will be entitled to the following compensation and benefits:
•a yearly base salary of CHF 650,000;
•participation in the Company’s annual bonus plan for the Company’s senior executive officers with a target annual cash bonus of 50% of base salary (pro-rated for any period of employment less than an entire fiscal year). Mr. Toni’s actual bonus for a fiscal year will be determined by the Company in its discretion based on the achievement by the Company and its subsidiaries of performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) and such other considerations as the Compensation Committee may determine;
•an initial award (the “Initial Award”) of Company restricted stock units granted under the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Plan”), with a grant date value of approximately $1,050,000. The award will be granted in installments, with the first $250,000 of grant date value to be awarded on or promptly after Mr. Toni’s first day of employment with Guess? Europe and scheduled to vest (subject to Mr. Toni’s continued employment) on the first anniversary of Mr. Toni’s commencement of employment with Guess? Europe. The balance of the grant value is to be awarded on or promptly after the first anniversary of Mr. Toni’s commencement of employment with Guess? Europe (and may, in certain cases, be structured as a cash retention award) and scheduled to vest (subject to Mr. Toni’s continued employment) in approximate one-third installments on each of the second, third, and fourth anniversaries of Mr. Toni’s commencement of employment with Guess? Europe;
•a fiscal year 2026 annual equity award granted under the 2004 Plan with a grant date value of approximately $450,000 pro-rated for the portion of fiscal year 2026 Mr. Toni will be employed with Guess? Europe. The award will also be granted in installments, with approximately the first third of the grant date value to be awarded in Company restricted stock units on or promptly after Mr. Toni’s first day of employment with Guess? Europe and scheduled to vest (subject to Mr. Toni’s continued employment) on the first anniversary of Mr. Toni’s commencement of employment with Guess? Europe. The balance of the grant value is to be awarded on or promptly after the first anniversary of Mr. Toni’s commencement of employment with Guess? Europe (with the Compensation Committee to determine the type of award and applicable vesting terms and provided that the award may, in certain cases, be structured as a cash retention award) and scheduled to vest (subject to Mr. Toni’s continued employment) over the two years following the first anniversary of Mr. Toni’s commencement of employment with Guess? Europe;
•during each fiscal year of the Company, beginning with fiscal year 2027 and subject to Mr. Toni remaining employed with Guess? Europe through the applicable grant date, Mr. Toni will be eligible to receive an additional equity award from the Company with a grant date value equal to 60% of Mr. Toni’s annual rate of base salary. The Compensation Committee will determine the type, and other terms and conditions, of each annual equity award; and
•a car allowance of CHF 30,000 per year, a housing allowance of CHF 50,000 per year, and (for up to the first two years of his employment) a medical allowance of CHF 15,000 per year.

If Guess? Europe terminates Mr. Toni’s employment for any reason, other than for good cause and other than due to death or disability, Mr. Toni will be entitled to a severance benefit of one times his annual rate of base salary and, should such termination of Mr. Toni’s employment occur within one year following certain changes in control of the Company, accelerated vesting of the Initial Award.

The foregoing descriptions of the Amendment and the Toni Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment entered into with Mr. Secor and the Toni Employment Agreement entered into with Mr. Toni, filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 3, 2025, the Company issued a press release announcing Mr. Toni's appointment as Chief Financial Officer of the Company. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated March 31, 2025, between Guess?, Inc. and Dennis Secor.

10.2	Employment Agreement, dated March 31, 2025, between Guess? Europe Sagl and Alberto Toni.

99.1	Press Release of Guess?, Inc. dated April 3, 2025 (financial results for the quarter and fiscal year ended February 1, 2025).

99.2	Press Release of Guess?, Inc. dated April 3, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 3, 2025	GUESS?, INC.

		By:	/s/ Dennis Secor
Dennis Secor Interim Chief Financial Officer

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